EXHIBIT 2.1
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                 ASSET PURCHASE AGREEMENT
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                       by and among
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                   CLIFTON TELECARD, INC.
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                  a Delaware Corporation
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                           and
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                   THE AUXER GROUP, INC.
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                 A Delaware Corporation
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                           and
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             CLIFTON TELECARD ALLIANCE, INC.
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                 a New Jersey Corporation
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           effective as of September 27, 2000
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ASSET PURCHASE AGREEMENT
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     THIS ASSET PURCHASE AGREEMENT, made and entered into
this 27th day of September, 2000, by and among Clifton Telecard, Inc. a Delaware Corporation with its principal place of business located at 12 Andrews Drive, West
Paterson, NJ 07424 ("Telecard"); The Auxer Group, Inc., a Delaware corporation with its principal place of business located at 12 Andrews Drive, West Paterson, NJ 07424 ("Auxer") and Clifton Telecard Alliance, Inc. a New Jersey Corporation with its principal place of business at 8901 Kennedy Boulevard, North Bergen, NJ 07047 ("Clifton"). Premises
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     A.     This Agreement provides for the acquisition of
all of the assets as listed on Schedule A and the
liabilities listed on Schedule B attached hereto of Clifton by Telecard and in connection therewith the payment of $500,000, the issuance of a $200,000 promissory note plus the issuance of 2,000,000 ($ 0.0001 par value per share) shares of restricted common stock of Auxer and other consideration.
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     B.     The majority shareholders and boards of
directors of Telecard, Auxer and Clifton have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.
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     C.     Auxer is the sole shareholder of Telecard and
this Agreement provides for the transfer of all the assets listed in Schedule A and all the liabilities listed on Schedule B of Clifton to Telecard.
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     D.     Both parties agree that the primary purpose for
this Agreement is for the running of the time to go through the switches located in California and both parties will undertake all steps to ensure that this part of the transaction is undertaken immediately after the Closing Date of this Agreement. Within one week of the Closing Date, all current and future telecommunications traffic will be run through the switch equipment to be owned by Auxer's subsidiary, Auxer Telecom.
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     E.     Clifton Telecard, Inc. agrees to obtain its own
lease from sellers landlord as soon as possible. This representation shall survive the closing.
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Agreement
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     NOW, THEREFORE, on the stated premises and for and in
consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:
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                         ARTICLE I
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       REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                    TELECARD AND AUXER
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     As an inducement to and to obtain the reliance of
Clifton, Telecard and Auxer represent and warrant as
follows:
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     Section 1.1     ORGANIZATION.   Telecard and Auxer are
corporations duly organized, validly existing, and in good standing under the laws of Delaware and have the corporate power and are duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of their properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Telecard and Auxer Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of both Telecard and Auxer as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Auxer or Telecard's
articles of incorporation or bylaws.   Auxer and Telecard
have full power, authority and legal right and have taken
all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.
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     Section 1.2     OPTIONS AND WARRANTS.     There are no
existing options, warrants, calls or commitments of any character to which Telecard is a party and by which it is bound. Telecard have no securities, warrants or options authorized or issued. Auxer presently has 4,500,000 options outstanding.
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     Section 1.3     LITIGATION AND PROCEEDING.   To the
best of Auxer's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Auxer or affecting Auxer or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Auxer. Auxer does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.
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     To the best of Telecard's knowledge and belief, there
are no actions, suits, proceedings or investigations pending or threatened by or against Telecard or affecting Telecard or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Telecard. Telecard does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.
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     Section 1.4     MATERIAL CONTRACT DEFAULTS.     To the
best of Auxer's knowledge and belief, Auxer is not in
default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Auxer, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Auxer has not taken adequate steps to prevent such a default from occurring.
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     To the best of Telecard's knowledge and belief,
Telecard is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Telecard, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Auxer has not taken adequate steps to prevent such a default from occurring.
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     Section 1.5     NO CONFLICT WITH OTHER INSTRUMENTS.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Auxer or Telecard is a party or to which any of their properties or operations are subject.
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     Section 1.6     GOVERNMENTAL AUTHORIZATIONS.     To the
best of Auxer's knowledge, Auxer and Telecard have all licenses, franchises, permits or other governmental authorizations legally required to enable Auxer and Telecard to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Auxer and Telecard of this Agreement and the consummation of Auxer and Telecard of the transactions contemplated hereby.
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                       ARTICLE II
          REPRESENTATIONS, COVENANTS AND WARRANTIES
                        OF CLIFTON
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     As an inducement to, and to obtain the reliance of
Auxer and Telecard, Clifton represents and warrants as
follows:
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     Section 2.1     ORGANIZATION.  Clifton is a corporation
duly organized, validly existing and in good standing under the laws of the state of New Jersey and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Clifton Schedules (as hereinafter defined) are complete and correct copies of the certificate of incorporation, memorandum and articles of association and amendments thereto of Clifton as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of
Clifton's certificate of incorporation or bylaws.   Clifton
has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery
of this Agreement.
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     Section 2.2      MINIMUM REVENUE PER MONTH.  Clifton
hereby represents that the assets being transferred will generate and maintain a minimum of $2,000,0000 in revenue per month for the first year of this Agreement. However, this is not a guarantee and will depend upon the quality, service and competitive pricing of the buyers.
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     Section 2.3     AUTHORIZATION.   Mustafa Qattous,
President of Clifton and the other officers of Clifton will sign all necessary documents pursuant to the terms of this Agreement.
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     Section 2.4     TAX MATTERS; BOOKS & RECORDS
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(a)     The books and records, financial and others, of
Clifton are in all material respects complete and correct
and have been maintained in accordance with good business accounting practices; and
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(b)     Clifton has no liabilities with respect to the
payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties) except as set forth in Schedule B.
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     Section 2.5     INFORMATION.     The information
concerning Clifton as set forth in this Agreement and in the Clifton Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.
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     Section 2.6     ABSENCE OF CERTAIN CHANGES OR EVENTS.
Except as described herein or in the Clifton Schedules,
since June 30, 2000:
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     (a) Clifton has not:  (i)  waived any rights of value
which in the aggregate are extraordinary or material considering the business of Clifton; (ii) made any material change in its method of management, operation or accounting; or (iii) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former
officer or employee;
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     (b) Clifton has not:   (i)  borrowed or agreed to
borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and
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     (c) to the best knowledge of Clifton, it has not become
subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition
of.
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     Section 2.7     TITLE AND RELATED MATTERS.     Clifton
has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the Clifton Schedules, Clifton owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Clifton's business. Except as set forth in the Clifton Schedules, no third party has any right to, and Clifton had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Clifton or any material portion of its properties, assets or rights.
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     Section 2.8     LITIGATION AND PROCEEDINGS.  There are
no actions, suits or proceedings pending or, to the best of Clifton's knowledge and belief, threatened by or against or affecting Clifton, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of
Clifton. Clifton does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.
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     Section 2.9     CONTRACTS.     On the Closing Date:
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     (a)     There are no material contracts, agreements,
franchises, license agreements, or other commitments to
which Clifton is a party or by which it or any of its
properties are bound;
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     (b)      Clifton is not a party to any contract,
agreement, commitment or instrument or subject to any
charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Clifton can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions
of Clifton; and
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     (c)     Clifton is not a party to any material oral or
written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by
Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement;
(vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.
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     Section 2.10     NO CONFLICT WITH OTHER INSTRUMENTS.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Clifton is a party or to which any of its properties or operations are subject.
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     Section 2.11     MATERIAL CONTRACT DEFAULTS.     To the
best of Clifton's knowledge and belief, Clifton is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Clifton, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Clifton has not taken adequate steps to prevent such a default from occurring.
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     Section 2.12     GOVERNMENTAL AUTHORIZATIONS.  To the
best of Clifton's knowledge, Clifton has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Clifton of the transactions contemplated hereby.
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     Section 2.13     COMPLIANCE WITH LAWS AND REGULATIONS.
To the best of Clifton's knowledge and belief, Clifton has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Clifton or would not result in Clifton's incurring any material liability.
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     Section 2.14     INSURANCE.     All of the insurable
properties of Clifton are insured for Clifton's benefit
under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.
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                     ARTICLE III
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        EXCHANGE PROCEDURE AND OTHER CONSIDERATION
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     Section 3.1     BILL OF SALE FOR ASSETS AND EXHIBIT FOR
ASSUMED LIABILITIES. On the Closing Date, Clifton shall deliver to Auxer a bill of sale for all of the assets of Clifton and any and all other documents to transfer all of the assets to Clifton. In addition, at closing Clifton will provide Telecard with a Schedule of the liabilities of Clifton that Clifton has agreed to assume under the terms of this Agreement.
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     Section 3.2     ISSUANCE OF 2,000,000 COMMON SHARES;
PAYMENT OF $500,000 AND ISSUANCE OF $200,000 PROMISSORY
NOTE. In exchange for the transfer of all of the assets of Clifton to Telecard pursuant to Section 3.1, Auxer shall pay Clifton $500,000; Telecard shall assume the liabilities of Clifton as indicated on Schedule B; Auxer shall issue a $200,000 promissory note to Clifton on the following terms and conditions: terms of repayment: 180 days; interest rate:
8% per annum; and Auxer shall issue 2,000,000 common shares of Auxer to Clifton at the time of the Closing. The issued shares shall be restricted under Rule 144 of the 1933 Securities Act.
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     Section 3.3  OTHER CONSIDERATION.
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     (a) Mustafa Qattous shall be provided with an
employment agreement with Telecard, attached hereto and made a part hereof, for a three-year term at the same salary base that he presently has with Clifton.
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     (b) Both parties will ensure as soon as possible after
closing, all current and future telecommunications traffic will be run through the switch equipment in California to be owned by Auxer's subsidiary, Auxer Telecom.
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     Section 3.4     EVENTS PRIOR TO CLOSING.     Upon
execution hereof or as soon thereafter as practical, management of Auxer, Telecard and Clifton shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.
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     Section 3.6     CLOSING.     The closing ("Closing") of
the transactions contemplated by this Agreement shall be on or about September 19, 2000 ("Closing Date").
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     Section 3.7     TERMINATION.
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     (a)     This Agreement may be terminated by the board
of directors or majority interest of Shareholders of either Auxer, Telecard or Clifton, respectively, at any time prior to the Closing Date if:
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          (i) there shall be any action or proceeding before
any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or
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          (ii) any of the transactions contemplated hereby
are disapproved by any regulatory authority whose approval
is required to consummate such transactions.
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In the event of termination pursuant to this paragraph (a)
of this Section 3.5, no obligation, right, or liability
shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.
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     (b)     This Agreement may be terminated at any time
prior to the Closing Date by action of the board of
directors of Auxer or Telecard if Clifton shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Clifton contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Clifton. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall
arise hereunder.
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                      ARTICLE IV
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                  SPECIAL COVENANTS
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     Section 4.1     ACCESS TO PROPERTIES AND RECORDS.
Prior to closing, Auxer, Telecard and Clifton will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.
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     Section 4.2     AVAILABILITY OF RULE 144.  Auxer
shareholders holding "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the
Securities Act will remain as "restricted securities."
Auxer is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of Auxer holding restricted securities of Auxer and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.
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     Section 4.3     SPECIAL COVENANTS AND REPRESENTATIONS
REGARDING THE AUXER COMMON SHARES TO BE ISSUED IN THE
AGREEMENT.     The consummation of this Agreement, including
the issuance of the Auxer Common Shares to Clifton as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which Clifton acquires such securities.
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     Section 4.4     THIRD PARTY CONSENTS. Auxer, Telecard
and Clifton agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.
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     Section 4.5     ACTIONS PRIOR AND SUBSEQUENT TO
CLOSING.
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     (a)     From and after the date of this Agreement until
the Closing Date, except as permitted or contemplated by
this Agreement, Clifton, Telecard and Auxer will each use
its best efforts to:
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          (i)     carry on its business in substantially the
same manner as it has heretofore;
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          (ii)     maintain and keep its properties in
states of good repair and condition as at present, except
for depreciation due to ordinary wear and tear and damage
due to casualty;
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          (iii)     maintain in full force and effect
insurance comparable in amount and in scope of coverage to that now maintained by it;
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          (iv)     perform in all material respects all of
its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;
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          (v)     maintain and preserve its business
organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and
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          (vi)     fully comply with and perform in all
material respects all obligations and duties imposed on it
by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.
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     Section 4.6     INDEMNIFICATION.
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     (a) Clifton hereby agrees to indemnify Auxer and
Telecard and each of the officers, agents and directors of Auxer and Telecard as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement, including, but not limited to, misrepresentations. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.
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                        ARTICLE V
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  CONDITIONS PRECEDENT TO OBLIGATIONS OF AUXER AND TELECARD
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     The obligations of Auxer of Telecard under this
Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:
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     Section 5.1     ACCURACY OF REPRESENTATIONS.     The
representations and warranties made by   Clifton in this
Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Clifton shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Clifton prior to or at the Closing.
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     Section 5.2     OFFICER'S CERTIFICATE.       Auxer
shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of Clifton to the effect that: (a) the representations and warranties of Clifton set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) Clifton had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.
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     Section 5.3     APPROVAL.     Mustafa Qattous shall
have the proper authority to bind Clifton to the terms of
the Agreement and the transactions contemplated herein.
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     Section 5.4     NO MATERIAL ADVERSE CHANGE.     Prior
to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Clifton.
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     Section 5.5     OTHER ITEMS.      Auxer shall have
received such further documents, certificates or instruments relating to the transactions contemplated hereby as Auxer may reasonably request.
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                       ARTICLE VI
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      CONDITIONS PRECEDENT TO OBLIGATIONS OF CLIFTON
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     The obligations of Clifton under this Agreement are
subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:
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     Section 6.1     ACCURACY OF REPRESENTATIONS.     The
representations and warranties made by   Auxer and Telecard
in this Agreement were true when made and shall be true as
of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Auxer and Telecard shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Auxer and
Telecard prior to or at the Closing.   Clifton shall have
been furnished with a certificate, signed by a duly authorized executive officer of Auxer and Telecard and dated the Closing Date, to the foregoing effect.
<P>
     Section 6.2     OFFICER'S CERTIFICATE.       Clifton
shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of Auxer and
Telecard to the effect that: (a) the representations and warranties of Auxer and Telecard set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) Auxer and Telecard had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.
<P>
     Section 6.3     NO MATERIAL ADVERSE CHANGE. Prior to
the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Auxer and Telecard.
<P>
     Section 6.4     OTHER ITEMS.      Clifton shall have
received such further documents, certificates or instruments relating to the transactions contemplated hereby as Clifton may reasonably request.
<P>
                        ARTICLE VII
                       MISCELLANEOUS
<P>
     Section 7.1     BROKERS AND FINDERS.     Each party
hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the
indemnifying party.
<P>
     Section 7.2     LAW,  FORUM AND JURISDICTION.     This
Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey, United States of America.
<P>
     Section 7.3     NOTICES.     Any notices or other
communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:
<P>
     If to Auxer and Clifton: 12 Andrews Drive
                              West Paterson, NJ 07424
<P>
                and :         Richard I. Anslow & Associates
                              4400 Route 9 South, 2nd Floor
                              Freehold, NJ 07728
<P>
     If to Clifton:           8901 Kennedy Boulevard
                              North Bergen, NJ 07047
<P>
or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have
been given as of the date so delivered, mailed or
telegraphed.
<P>
     Section 7.4     ATTORNEYS' FEES.     In the event that
any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.
<P>
     Section 7.5     CONFIDENTIALITY.     Each party hereto
agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:  (i)  to the extent
such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.
<P>
     Section 7.6     SCHEDULES; KNOWLEDGE.     Each party is
presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.
<P>
     Section 7.7     THIRD PARTY BENEFICIARIES.     This
contract is solely between Auxer and Clifton and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.
<P>
     Section 7.8     ENTIRE AGREEMENT.     This Agreement
represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.
<P>
     Section 7.9     SURVIVAL; TERMINATION.     The
representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.
<P>
     Section 7.10     COUNTERPARTS.     This Agreement may
be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.
<P>
     Section 7.11      AMENDMENT OR WAIVER.     Every right
and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.
<P>
     Section 7.12     INCORPORATION OF RECITALS.     All of
the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.
<P>
     Section 7.13     EXPENSES.     Each party herein shall
bear all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.
<P>
     Section 7.14     HEADINGS; CONTEXT.     The headings of
the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.
<P>
     Section 7.15     BENEFIT.     This Agreement shall be
binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.
<P>
     Section 7.16     PUBLIC ANNOUNCEMENTS.     Except as
may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto. Notwithstanding same, both parties agree that Auxer will be issuing a press release regarding this transaction.
<P>
     Section 7.17     SEVERABILITY.     In the event that
any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.
<P>
     Section 7.18     FAILURE OF CONDITIONS; TERMINATION.
In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.
<P>
     Section 7.19     NO STRICT CONSTRUCTION.     The
language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.
<P>
     Section 7.20     EXECUTION KNOWING AND VOLUNTARY.
In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this agreement voluntarily, free from any influence, coercion or duress of any kind.
<P>
     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.
<P>

                                   THE AUXER GROUP, INC.
ATTEST:
<P>
/s/ Eugene Chiaramonte             By: /s/ Eugene Chiaramonte
------------------------------     -----------------------------------------
       , Secretary                         Eugene Chiaramonte, Jr., President
<P>
ATTEST:                            CLIFTON TELECARD, INC.
<P>
/s/ Eugene Chiaramonte             By: /s/ Ronald Shaver
------------------------------     -----------------------------------------
       , Secretary                         Ronald Shaver, President
<P>
ATTEST:                            CLIFTON TELECARD ALLIANCE, INC.
<P>
/s/ Afif Asmar                     By:/s/ Mustafa Qattous
------------------------------     -----------------------------------------
       , Secretary                        Mustafa Qattous, President
<P>

<P>
                      SCHEDULE A
<P>
                         To
                     Bill of Sale
                   Of the Assets of
            Clifton Telecard Alliance, Inc.
               Dated September 27, 2000
<P>
      In Conjunction With The Asset Purchase Agreement
                     By and Among
<P>
     CLIFTON TELECARD, INC., a Delaware Corporation
                        and
      THE AUXER GROUP, INC., a Delaware Corporation
                        and
 CLIFTON TELECARD ALLICANCE, INC., a New Jersey Corporation
            Effective September 27, 2000
<P>
Bank Book Balance                          $401,388
A/R Schedule                               $513,046
Inventory Schedule                         $543,866
Equipment Schedule                          $18,995
Deposits                                     $9,403
Prepaid Printing                             $8,000
TM/Patents Schedule                            N/A
<P>

/s/ Mustafa Qattous               /s/ Ronald Shaver         /s/ Eugene Chiaramonte, Jr.
-------------------------         -------------------       ---------------------------
    Mustafa Qattous                   Ronald Shaver             Eugene Chiaramonte, Jr.
    Clifton Telecard Alliance, Inc.   Clifton Telecard, Inc.    The Auxer Group, Inc.

<P>
<P>
                      SCHEDULE B
<P>
                         To
                     Bill of Sale
                   Of the Liabilities of
            Clifton Telecard Alliance, Inc.
                 Dated September 27, 2000
<P>
      In Conjunction With The Asset Purchase Agreement
                     By and Among
<P>
     CLIFTON TELECARD, INC., a Delaware Corporation
                        and
      THE AUXER GROUP, INC., a Delaware Corporation
                        and
 CLIFTON TELECARD ALLICANCE, INC., a New Jersey Corporation
            Effective September 27, 2000
<P>
A/P Schedule                          $1,377,637
Obligations Schedule                          $0
<P>

/s/ Mustafa Qattous               /s/ Ronald Shaver         /s/ Eugene Chiaramonte, Jr.
-------------------------         -------------------       ---------------------------
    Mustafa Qattous                   Ronald Shaver             Eugene Chiaramonte, Jr.
    Clifton Telecard Alliance, Inc.   Clifton Telecard, Inc.    The Auxer Group, Inc.

<P>
<P>